UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 22, 2000
                                -----------------
                Date of Report (Date of earliest event reported)


                             HEADWATERS INCORPORATED
                             -----------------------
             (Exact name of Registrant as specified in its charter)


            Delaware                      0-27808              87-0547337
            --------                      -------              ----------
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
         incorporation)                                     Identification No.)

               11778 S. Election Drive, Suite 210 Draper, UT 84020 (Address of principal executive offices) (Zip Code)

                                 (801) 984-9400
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                                 --------------
         (Former name or former address, if changed since last report.)

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Item 5. Other Events - Updated List of Risk  Factors for  Outstanding  Effective
Forms S-3 and S-8

Headwaters currently has five outstanding effective Forms S-3 (333-67371, 333-79385, 333-85753, 333-34488, and 333-36872) and three outstanding effective
Forms S-8 (333-39674, 333-39676, and 333-39678). The following list of risk factors supercedes and replaces the Risk Factors section in the Prospectus of each of these registration statements.

Risk Factors

Ongoing Financial Viability Depends on Operations Success for License Revenues

Our existence depends on the ability of our licensees to produce and sell alternative fuel which will generate license fees to us. There are 28 alternative fuel plants that utilize our patented technologies and from which we intend to earn license fees. Substantially all of the ongoing royalties we have earned to date have been generated by eight facilities. Improved operations at each of the plants depends on the ability of the plant owner to produce a marketable quality of alternative fuel, and the ability of the plant owner to market the alternative fuel. Licensees must successfully address all operational issues, including but not limited to, feedstock availability, cost, moisture content, Btu content, correct binder formulation, operability of equipment, product durability, resistance to water absorption and overall costs of operations, which in many cases to date have resulted in unit costs in excess of resale prices. In some cases, licensees may be forced to relocate plants and enter into new strategic contracts to address marketing and operating issues. Licensee plant relocations will delay generation of license fees for Headwaters. It is not certain how much time our licensees will require for the full resolution of all of these marketing and operational issues.

Our Licensees May Not Qualify for Tax Credits Granted by Congress to Encourage Production of Alternative Fuels

Section 29 of the Internal Revenue Code provides a tax credit for the production and sale of qualified alternative fuel. Our royalties and chemical sales revenue ultimately derive from each of our licensees' ability to manufacture and sell qualified fuels that generate tax credits for the facility owner. The IRS has issued at least 11 private letter rulings to licensees of our technology covering 17 alternative fuel facilities. These rulings may be modified or revoked by the IRS if the IRS adopts regulations that are different from these rulings. Also, a private letter ruling may not apply if the actual operating practice differs from the information given to the IRS for the ruling.

The IRS is reviewing taxpayer use of the credit for possible abuses, including whether there should be restrictions on the availability of credits. Ultimately, it is within the power of Congress to repeal Section 29. Therefore, tax credits may not be available in the future, which would materially adversely impact us.

Based upon the language of Section 29 of the tax code and private letter rulings issued by the IRS to us and our licensees, we and our licensees believe the alternative fuel facilities built and completed by June 30, 1998 are eligible for Section 29 tax credits. However, the ability to claim tax credits is dependent upon a number of conditions including, but not limited to, the following:

         o The facilities were constructed pursuant to a binding contract entered into on or before December 31, 1996;

         o All steps were taken for the facility to be considered placed in service on or before June 30, 1998;

         o Manufacturing procedures are applied to produce a significant chemical change and hence a "qualified fuel;"

         o        The alternative fuel is sold to an unrelated party; and

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         o        The owner of the facility is in a tax paying  position and can therefore use the tax credits.

The IRS may challenge our licensees on any one of these or other conditions. Also, our licensees may not be in a financial position to claim the tax credits if they are not profitable. In addition, the Section 29 credit is subject to phase out after the unregulated oil price reaches a certain level, adjusted annually for inflation. The inability of a licensee to claim tax credits could potentially reduce our income from the licensee. See our Form 10-K for fiscal year 2000, "ITEM 1. BUSINESS - Alternative Fuel Tax Credits" for an explanation of Section 29 tax credits.

Our accounting and valuation procedures assume qualification for Section 29 tax credits so that alternative fuel production will continue to be the highest and best use of our equipment and facilities. If they lose their qualification under
Section 29, the equipment and facilities could be overvalued in any alternative highest and best use.

We are Involved in Significant Litigation

We are party to some significant legal proceedings. These proceedings will require that we incur substantial costs, including attorneys' fees, managerial time, and other personnel resources. Adverse resolution of these proceedings could have a materially negative effect on such things as (i) potential future revenues from a licensee, (ii) our financial liabilities, and (iii) the strength of some aspects of our intellectual property in the alternative fuels industry. See our Form 10-K for fiscal year 2000, "ITEM 3. LEGAL PROCEEDINGS" for a description of the material pending legal proceedings.

We Must Be Able to Develop and Improve Our Alternative Fuel Technology

We may not be able to develop or refine our technology to keep up with future alternative fuel requirements. As licensees develop and modify their operations and choices of coal feedstocks, we will need to find new methods, know-how, chemicals, and other techniques to meet licensee and customer demands, such as demands for improved efficiencies, lower costs, and improved alternative fuel products, including chemical change and physical characteristics.

Other Applications of Our Technology May Not Be Commercially Viable

We have developed and patented technologies related to the briquetting of materials from the coal, coke, and steel industries. We have also tested in the laboratory the briquetting of other materials. However, to date we have only commercialized our coal-based alternative fuel application. The other applications have not been commercialized or proven out in full-scale operations. We may not be able to employ these other applications profitably. See our Form 10-K for fiscal year 2000, "ITEM 1. BUSINESS - Company History" for a discussion of non-alternative fuel applications of our technology.

Market Acceptance of Alternative Fuel Production is Uncertain

We are uncertain of the market acceptance of products manufactured using our technology. Alternative fuel is a relatively new product and competes with standard coal products. Industrial coal users must be satisfied that the alternative fuel is a suitable substitute for standard coal products. Moisture, hardness, special handling requirements and other characteristics of the alternative fuel product may affect its marketability, including sales price. Our licensees may be unable to meet the product quality requirements of all their customers. Many industrial coal users are also limited in the amount of alternative fuel product they can purchase from our licensees because they have committed a substantial portion of their coal requirements through long-term contracts. Reliance on spot markets have generally produced lower resale prices compared to long-term coal supply contracts in the utility industry. For these and other possible reasons, customers may not purchase the alternative fuel products made with our technology. To date our licensees have secured contracts for the sale of only a portion of their production. The suitability of

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alternative fuel as a coal substitute and particularly the quality characteristics of alternative fuel, the overall downward trend in coal prices, and the traditional long-term supply contract practices of fuel buying in the utility industry have made the identification of purchasers of alternative fuel difficult. We do not know if licensees will be able to secure the market contracts for their alternative fuel product at full production levels.

Supply of Sufficient Raw Material for Alternative Fuel Facilities is not Assured

Our licensees have not secured all the raw material needed to operate all of the facilities for the full term of the tax credit. Some of the owners of facilities are moving some of the facilities to sites with better sources of raw materials for operation.

Alternative Fuel Facilities May Not Be Commercially Viable After the Tax Credits Expire

The alternative fuel facilities that qualify for tax credits under Section 29 of the code receive economic benefits from the tax credits in addition to the benefits, if any, from operations. It is possible that alternative fuel facilities that are not eligible for tax credits cannot be built and operated profitably.

Under current law, Section 29 expires December 31, 2007 after which tax credits will not apply to the alternative fuel facilities. In order to remain competitive and commercially viable after 2007, licensees must manage their costs of production and feedstock, and they must also develop the market for alternative fuel with adequate prices to cover the costs.

New Technologies and Other New Business Plans May Not Be Commercially Viable

In addition to our efforts to develop our technology in non-alternative fuel applications, Headwaters is investigating and selectively investing in the commercialization of the technologies of others. Headwaters is also investigating and selectively investing in business opportunities unrelated to technology commercialization. All of Headwaters' future business plans outside of the alternative fuel industry are at an early stage of development, will require significant time, management resources, including recruitment and retention of managers, and capital investment, and may not prove to be profitable. Headwaters' implementation of new business plans will likely require the approval of Headwaters' October 2000 line of credit debt holder because of covenants restricting Headwaters' activities.

We Have Some Uncertain Investments

We have investments of approximately $8.1 million in emerging businesses. These investments are in the form of secured loans and equity purchases. We have loans of approximately $3.6 million to eight businesses and have approximately $4.5 million of minority equity investments in five businesses. In addition, we have committed to loan another $.5 million to one of these businesses. These investments are in unproven enterprises and there is substantial risk that the businesses may not be able to repay the loans or that the equity will not maintain value. Should all of these investments and loans become worthless, the loss of funds could have a significant negative impact on our financial condition.

Debt Terms and Covenants Restrict Our Activities

On October 18, 2000 we entered into a line of credit loan agreement that contains restrictions on business activities and covenants for future activities. We also agreed to meet specific monthly and quarterly earnings targets beginning in November 2000 and for subsequent months and quarters until any debt incurred under the line of credit is repaid. These terms and conditions also restrict or prohibit specific activities without debtholder approval, including for example, materially changing the business of Headwaters, incurring more than a specified amount of additional indebtedness, entering into a merger, reorganization, recapitalization, or similar transaction, and purchasing Headwaters' outstanding shares

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greater than a specified amount without the debtholder's approval.
Non-compliance could result in all outstanding indebtedness under the line of credit becoming immediately due and payable.

We Must Comply With Government Environmental Regulations

The alternative fuel facilities which use our technology must satisfy government environmental, safety, and other regulations. We or the facility owners may be subject to fines for any violation of regulations due to design flaws, construction flaws, or operation errors. A violation may prevent a facility from operating until the violation is cured. We or our licensees may be liable for environmental damage from facilities not operated within environmental requirements. In addition, changes in air emissions regulations could affect the ability of industrial coal users to burn alternative fuel produced by our licensees. See our Form 10-K for fiscal year 2000, "ITEM 1. BUSINESS - Government Regulation" for a discussion of the principal areas of federal and state regulation which we are subject to.

We have Significant Competitors

We experience competition from:

         o        Other   alternative   fuel  technology   companies  and  their
                  licensees,

         o        Other sellers of chemicals to the alternative fuel industry,

         o Companies that specialize in the recycling of waste products generated by coal and other resource production, and

         o        Traditional coal, fuel, and natural resource suppliers.

Competition may come in the form of the licensing of competing technologies or in the marketing of similar products. We currently have limited experience in manufacturing and marketing. Many of our competitors have greater financial, management and other resources than we have. We may not be able to compete successfully. See our Form 10-K for fiscal year 2000, "ITEM 1. BUSINESS - Competition" for a discussion of the competition in the alternative fuel industry.

Technological Developments by Third Parties Could Increase Our Competition

Alternative fuel sources and the recycling of waste products are the subject of extensive research and development by our competitors. If a competitive technology were developed which greatly increased the demand for waste products or reduced the costs of alternative fuels or other resources, the economic viability of our technology would be adversely affected.

Limitation on Protection of Key Intellectual Property

We rely on patent, trade secret, copyright and trademark law, as well as confidentiality agreements and other security measures to protect our intellectual property. These rights or future rights or properties may not protect our interests in present and future intellectual property. Competitors may successfully contest the validity or scope of our patents or may use concepts and processes which enable them to circumvent our technology. See our Form 10-K for fiscal year 2000, "ITEM 1. BUSINESS - Proprietary Protection" for a discussion of our intellectual property and its value to us.

Operations Liability May Exceed Insurance Coverage

We are subject to potential operations liability, such as injuries to employees or third parties, which are inherent in the manufacturing of industrial products. While we have obtained casualty and property insurance in the amount of $10,000,000, with the intent of covering these risks, there can be no assurance that our operations will not expose us to operations liabilities beyond our insurance coverage.

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We Have a History of Losses; No Assurance of Profit

We incurred total losses of approximately $74,000,000 from February 1987 through December 31, 1999. Until the quarter ended March 31, 2000, all quarters have had net losses. We may not be profitable in the future. We are dependent on collection of license fees and other payments from licensees for revenue. It is not certain whether earned royalties from licensees will continue to be sufficient to meet operating requirements. Potential future operating cost reductions are limited due to our need to work with licensees in order to sustain and increase earned royalties.

Common Stock Price May Continue to be Volatile

Our common stock is currently traded on The Nasdaq Stock Market(SM). The market for our common stock has been volatile. Factors such as announcements of production or marketing of alternative fuel from the alternative fuel facilities, technological innovations or new products or competitor announcements, government regulatory action, litigation, patent or proprietary rights developments, changes in analyst coverage or ratings, and market conditions in general could have a significant impact on the future market for our common stock. You may not be able to sell our common stock at or above your purchase price.

Preferred Dividends Accumulate Until Paid and Must Be Paid Prior to Any Dividends to Holders of Common Stock

We have issued preferred stock that has preferential dividends that accumulate if unpaid. Dividends on common stock are prohibited until the preferential rights of the preferred stock are satisfied. If we are liquidated, the preferred stockholders are entitled to liquidation proceeds after creditors but before common stockholders.

No Dividends Are Contemplated in the Foreseeable Future

We have never paid and do not intend to pay dividends on common stock in the foreseeable future. In addition, dividends on common stock cannot be paid until cumulative dividends on our outstanding preferred stock are fully paid. Our ability to pay dividends without approval of the debt holder is also restricted and prohibited by covenant as long as any debt under our October 2000 line of credit remains outstanding.

Conversion of Convertible Securities May Dilute Stockholders

We have issued a significant amount of securities which are convertible into common stock. As of December 22, 2000, we have approximately 23,400,000 shares of common stock outstanding (including approximately 700,000 shares held by us in treasury) and approximately 4,900,000 additional shares are issuable upon conversion of convertible preferred stock, and upon exercise of warrants and options. To the extent warrants, options and convertible preferred stock are converted into common stock, stockholder interest in us will be diluted.

Dilution of Stockholders Due to Sales of Common Stock and Conversion of Convertible Securities May Affect Our Ability to Raise Additional Capital

Sales of common stock and convertible preferred stock and the exercise of options and warrants may have an adverse effect on the trading price of and market for our common stock. We may sell or issue common stock or convertible securities in the future at market prices or at prices below the current market price, which issuance would cause dilution to stockholders. If the market value of the common stock decreases significantly, the offering price per share in any future private placements or public offerings may decrease causing dilution of ownership to other stockholders.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               HEADWATERS INCORPORATED
                                               Registrant

Date: December 22, 2000                        /s/ Kirk A. Benson
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                                               Kirk A. Benson
                                               Chief Executive Officer and
                                               Principal Executive Officer


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